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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8 and Registration Statement No. 33-302315 on Form S-8 of our reports dated February 28, 1997, appearing in and incorporated by reference in, the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
March 21, 1997